                                                                     EXHIBIT 4.3

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULES 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A)-(E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                 13% SENIOR SUBORDINATED DISCOUNT NOTE DUE 2009

Note No. A[ ]                                              CUSIP No. 879571 AA 5
                                                                           $[  ]

TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company, promises to pay to [ ], or registered assigns, the principal sum of $[ ] on January 15, 2009.

Issue Price:                    $[ ] as of November 19, 2003.

Interest Payment Dates:         November 15 and May 15, commencing May 15, 2004.

Record Dates:                   May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

[Seal]
                                TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC

                                By:  _______________________________
                                      Gregory Richter
                                      Chief Financial Officer

Dated: November 19, 2003

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

BNY MIDWEST TRUST COMPANY,
as Trustee, certifies that this is one of the Securities referred to in the Indenture

By:      _____________________________
         Authorized Signatory

                 13% SENIOR SUBORDINATED DISCOUNT NOTE DUE 2009

                  1.       Interest

TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest in cash on the Accreted Value of this Security at a rate of one percent (1%) per annum from the Issue Date through January 15, 2009 in the manner hereinafter provided. From and after January 15, 2009, the Company promises to pay interest in cash on the principal amount of this Security at a rate of thirteen percent (13%) per annum in the manner hereinafter provided. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest not paid on any interest payment date will be added to the principal amount of the Securities until paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  2.       Method of Payment

Interest, if paid in cash as provided above, will be paid to the Persons who are registered holders of Securities at the close of business on the May 1 and November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments, including any interest which has been added to principal as provided above. The Company will pay principal and any cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may, at its option, pay principal and any cash interest (i) by check payable in such money or (ii) by wire transfer of immediately available funds to such account as may be designated by a Holder and as specified in the books of the Registrar. It may mail an interest check to a Holder's registered address.

                  3.       Paying Agent and Registrar

Initially, BNY Midwest Trust Company, an Illinois trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

                  4.       Indenture

The Company issued the Securities under an Indenture dated as of November 19, 2003 (as amended or supplemented from time to time, the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are general unsecured obligations of the Company limited to an aggregate deemed issue price of $70,750,706 (which represents 101% of Accreted Value of the Old Senior Subordinated Notes exchanged in the Exchange Offer) and which will represent an aggregate principal amount as of the Scheduled Maturity Date of the Securities of approximately $129,115,891 (subject to Section 2.7 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Restricted Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary Stock, investments by the Company, consolidations, mergers and transfers of all or substantially all of the Company's assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

                  5.       Optional Redemption

On and after the Issue Date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices expressed in percentages of Accreted Value as of the redemption date, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on or after September 15 of the years set forth below:

      Period                                                 Redemption Price
      ------                                                 ----------------
2003.......................................................      106.5000%
2004.......................................................      104.3333%
2005.......................................................      102.1667%
2006 and thereafter........................................      100.0000%

At any time on or prior to September 15, 2006, the Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Applicable Premium as of the Redemption Date plus accrued and unpaid interest, if any, to the Redemption Date.

                  6.       Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date accretion ceases on such Securities (or such portions thereof) called for redemption.

                  7.       Put Provisions

Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the Accreted Value of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                  8.       Subordination

The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions and appoints the Trustee as attorney-in-fact for such purpose.

                  9.       Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the

Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  10.      Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes, subject to provisions for record dates with respect to payment of interest.

                  11.      Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

                  12.      Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

                  13.      Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to Article 5 (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for the purposes of the Indenture, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to make any other change that does not adversely affect the rights of any Securityholder.

                  14.      Defaults and Remedies

Under the Indenture, Events of Default include (i) a default in any payment of interest on any Security when due, continued for 30 days, (ii) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article 10 of the Indenture, (iii) the failure by the Company to comply with its obligations under Section 5.1 of the Indenture, (iv) the failure by the Company to comply for 30 days after notice with certain of its obligations under Article 4 of the Indenture (in each case, other than a failure to purchase Securities), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions") or (viii) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision"). If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

                  15.      Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

                  16.      No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  17.      Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

                  18.      Intercreditor Agreement.

Each Securityholder, by its acceptance of its Security, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Securityholders hereby authorized the Trustee and the Collateral Agent to bind the Securityholders to the extent provided in the Intercreditor Agreement.

                  19.      Security

The Company's obligations under the Securities are secured by liens on the Pledged Capital Stock pursuant to the terms of the Pledge Agreement. The actions of the Trustee and the Securityholders secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Pledged Capital Stock are limited pursuant to the terms of the Pledge Agreement.

                  20.      Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

                  21.      CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company may cause CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                         TELEX COMMUNICATIONS INTERMEDIATE HOLDINGS, LLC 12000 PORTLAND AVENUE SOUTH
                         BURNSVILLE, MINNESOTA 55337
                         ATTENTION:  CHIEF FINANCIAL OFFICER  (952) 736-4240

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below:

         I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)
(Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint _____________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

         _______________________________________________________________________

         Date:____________________  Your Signature:_____________________________

         Signature Guarantee:___________________________________________________
                                      (Signature must be guaranteed by a
                                participant in a recognized signature
                                   guarantee medallion program)

         _______________________________________________________________________
          Sign exactly as your name appears on the other side of this Security.

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                 REGISTRATION OF TRANSFER RESTRICTED SECURITIES

         This certificate relates to $____________ principal amount of Securities held in (check applicable space) _______ book-entry or _______ definitive form by the undersigned.

         The undersigned (check one box below):

|_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

|_| has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

         In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

         CHECK ONE BOX BELOW:

(1)      |_| acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture); or

(2)      |_| transferred to the Company; or

(3)      |_| transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

(4)      |_| transferred to an institutional "accredited investor" (as Defined in Rules 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture; or

(5)      |_| transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3),
(4) or (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

                                              __________________________________
                                              Signature

Signature Guarantee:

________________________________              _______________________________
                                              Signature

(Signature must be guaranteed by a participant in a signature guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to
Section 4.6 or 4.8 of the Indenture, check the box:

|_|

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount:
$____________________

Date:_______  Your Signature:_______________________
                                 (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: ______________________________________________________
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)